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                                                                 EXHIBIT 2.1


                       AGREEMENT AND PLAN OF MERGER OF
                 ASPEC TECHNOLOGY, INC., A DELAWARE CORPORATION,
              AND ASPEC TECHNOLOGY, INC., A CALIFORNIA CORPORATION


         THIS AGREEMENT AND PLAN OF MERGER dated as of May 9, 1997 (the "Agreement") is between Aspec Technology, Inc., a Delaware corporation ("Aspec Delaware"), and Aspec Technology, Inc., a California corporation ("Aspec California"). Aspec Delaware and Aspec California are sometimes referred to herein as the "Constituent Corporations."

                                    RECITALS

         A. Aspec Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 80,130,385 shares, $0.001 par value, 75,000,000 of which are designated "Common Stock" and 5,130,385 of which are designated "Preferred Stock." The Preferred Stock of Aspec Delaware consists of 130,385 shares of Series A Redeemable Preferred Stock and 5,000,000 shares of undesignated Preferred Stock. As of April 30, 1997, 100 shares of Common Stock of Aspec Delaware were issued and outstanding, all of which are held by Aspec California.

         B. Aspec California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 75,130,385 shares, 75,000,000 of which are designated "Common Stock," and 130,385 of which are designated "Preferred Stock." The Preferred Stock of Aspec California consists of 130,385 shares of Series A Redeemable Preferred Stock. As of April 30, 1997, 11,090,471 shares of Common Stock and 130,378 shares of Series A Redeemable Preferred Stock were issued and outstanding.

         C. The Board of Directors of Aspec California has determined that, for the purpose of effecting the reincorporation of Aspec California in the State of Delaware, it is advisable and in the best interests of Aspec California and its shareholders that Aspec California merge with and into Aspec Delaware upon the terms and conditions herein provided.

         D. The respective Boards of Directors and shareholders or stockholders of Aspec Delaware and Aspec California have approved this Agreement and have directed that this Agreement be executed by the undersigned officers.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Aspec Delaware and Aspec California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:


                                        I

                                     MERGER

         1.1 Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, Aspec California shall be merged with and into Aspec Delaware (the "Merger"), the separate existence of Aspec California shall cease, Aspec Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation," and the name Corporation shall be Aspec Technology, Inc.



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         1.2 Filing and Effectiveness. The Merger shall become effective when the following actions shall have been completed:

                  (a) This Agreement and the Merger shall have been adopted and approved by the shareholders or stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California General Corporation Law;

                  (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

                  (c) An executed Agreement of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

                  (d) An executed Agreement of Merger or an executed counterpart of this Agreement meeting the requirements of the California General Corporation Law shall have been filed with the Secretary of State of the State of California.

         The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

         1.3 Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of Aspec California shall cease, and Aspec Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and Aspec California's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Aspec California in the manner as more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Aspec California in the same manner as if Aspec Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California General Corporation Law.


                                       II

                    CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

         2.1 Certificate of Incorporation. The Certificate of Incorporation of Aspec Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

         2.2 Bylaws. The Bylaws of Aspec Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.




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         2.3 Directors and Officers. The directors and officers of Aspec
California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.


                                       III

                          MANNER OF CONVERSION OF STOCK

         3.1 Aspec California Common Stock. Upon the Effective Date of the Merger, each share of Aspec California Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one fully paid and nonassessable share of Common Stock, $0.001 par value, of the Surviving Corporation.

         3.2 Aspec California Preferred Stock. Upon the Effective Date of the Merger, each share of Aspec California Series A Redeemable Preferred Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one fully paid and nonassessable share of Series A Redeemable Preferred Stock, $0.001 par value, of the Surviving Corporation.

         3.3 Aspec California Plans and Options. Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue the 1996 Stock Option Plan and 1992 Employee Stock Purchase Plan of Aspec California. Each outstanding and unexercised option convertible into Aspec California Common Stock shall become an option convertible into the Surviving Corporation's Common Stock on the basis of one share of the Surviving Corporation's Common Stock for each share of Aspec California Common Stock issuable pursuant to any such option on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such Aspec California option at the Effective Date of the Merger.

         A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of options equal to the number of shares of Aspec California Common Stock so reserved immediately prior to the Effective Date of the Merger.

         3.4 Aspec Delaware Common Stock. Upon the Effective Date of the Merger, each share of Common Stock, $0.001 par value, of Aspec Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Aspec Delaware, the holder of such shares or any other person, be cancelled and returned to the status of authorized but unissued shares.

         3.5 Exchange of Certificates. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Aspec California capital stock may, at such stockholder's option, surrender the same for cancellation to the exchange agent designated by the Surviving Corporation (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the appropriate class and series of the Surviving Corporation's capital stock into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of Aspec California capital stock shall be deemed for all purposes to represent the number of whole shares of the appropriate class and series of the Surviving




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Corporation's capital stock into which such shares of Aspec California capital stock were converted in the Merger.

         The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of capital stock of the Surviving Corporation represented by such outstanding certificate as provided above.

         Each certificate representing capital stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Aspec California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

         If any certificate for shares of Aspec Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Aspec Delaware that such tax has been paid or is not payable.


                                       IV

                                     GENERAL

         4.1 Covenants of Aspec Delaware. Aspec Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

                  (a) Qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of
         Section 2105 of the California General Corporation Law;

                  (b) File any and all documents with the California Franchise Tax Board necessary for the assumption by Aspec Delaware of all of the franchise tax liabilities of Aspec California; and

                  (c) Take such other actions as may be required by the California General Corporation Law.

         4.2 Further Assurances. From time to time, as and when required by Aspec Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Aspec California such deeds and other instruments, and there shall be taken or caused to be taken by Aspec Delaware and Aspec California such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or confirm of record or otherwise by Aspec Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Aspec California and otherwise to carry out the



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purposes of this Agreement, and the officers and directors of Aspec Delaware are fully authorized in the name and on behalf of Aspec California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

         4.3 Abandonment. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Aspec California or Aspec Delaware, or both, notwithstanding the approval of this Agreement by the shareholders of Aspec California or by the sole stockholder of Aspec Delaware, or by both.

         4.4 Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of California and Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the shareholders or stockholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would materially adversely affect the holders of any class of shares or series thereof of such Constituent Corporation.

         4.5 Registered Office. The registered office of the Surviving Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801, County of New Castle, and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

         4.6 Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 830 East Arques Avenue, Sunnyvale, California 94086 and copies thereof will be furnished to any shareholder or stockholder of either constituent Corporation, upon request and without cost.

         4.7 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.

         4.8 Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.




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         IN WITNESS WHEREOF, this Agreement, having first been approved by resolutions of the Boards of Directors of Aspec Delaware and Aspec California, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.


                                       Aspec Technology, Inc.
                                       a Delaware corporation


                                       By: /s/ Conrad J. Dell'Oca
                                          -------------------------------------
                                                Conrad J. Dell'Oca, President

ATTEST:


/s/ Jeffrey D. Saper                   Aspec Technology, Inc.
-------------------------------        a California corporation
Jeffrey D. Saper, Secretary

                                       By: /s/ Conrad J. Dell'Oca
                                          -------------------------------------
                                                Conrad J. Dell'Oca, President

ATTEST:


/s/ Jeffrey D. Saper
-------------------------------
Jeffrey D. Saper, Secretary




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                             Aspec Technology, Inc.
                            (California Corporation)

                              OFFICERS' CERTIFICATE


Conrad J. Dell'Oca and Jeffrey D. Saper certify that:

         1. They are the President and the Secretary, respectively, of Aspec Technology, Inc., a corporation organized under the laws of the State of California.

         2. The corporation has authorized capital of 75,130,385 shares, no par value, of which 75,000,000 shares are designated "Common Stock," and 130,385 shares are designated "Preferred Stock." The Preferred Stock of Aspec California consists of 130,385 shares of Series A Redeemable Preferred Stock.

         3. There were 11,360,117 shares of Common Stock and 130,378 shares of Series A Redeemable Preferred Stock issued and outstanding as of the date of the shareholders' written consent approving the Agreement and Plan of Merger attached hereto (the "Merger Agreement"). All shares of Common Stock and Preferred Stock outstanding were entitled to vote on the merger.

         4. The principal terms of the Merger Agreement were approved by the Board of Directors and by the vote of a number of shares of each class of stock which equaled or exceeded the vote required.

         5. The percentage vote required was (i) greater than 50% of the votes entitled to be cast by holders of Common Stock outstanding as of March 25, 1997, voting together as a separate class, and (ii) greater than 55% of the votes entitled to be cast by the holders of the Preferred Stock, voting separately as a class.

         6. Conrad J. Dell'Oca and Jeffrey D. Saper further declare under penalty of perjury under the laws of the State of California that each has read the foregoing certificate and knows the contents thereof and that the same is true of their own knowledge.

         Executed in Sunnyvale, California on May 9, 1997.



                                       /s/ Conrad J. Dell'Oca
                                       -----------------------------------
                                       Conrad J. Dell'Oca, President



                                       /s/ Jeffrey D. Saper
                                       -----------------------------------
                                       Jeffrey D. Saper, Secretary

                             Aspec Technology, Inc.
                             (Surviving Corporation)

                              OFFICERS' CERTIFICATE


Conrad J. Dell'Oca and Jeffrey D. Saper certify that:

         1. They are the President and the Secretary, respectively, of Aspec Technology, Inc., a corporation organized under the laws of the State of Delaware.

         2. The corporation has authorized capital of 80,130,385 shares, $0.001 par value, of which 75,000,000 shares are designated "Common Stock," and 5,130,385 shares are designated "Preferred Stock." The Preferred Stock of Aspec Delaware consists of 130,385 shares of Series A Redeemable Preferred Stock and 5,000,000 shares of undesignated Preferred Stock.

         3. There were 100 shares of Common Stock outstanding and entitled to vote on the Agreement and Plan of Merger attached hereto (the "Merger Agreement"). There were no shares of Preferred Stock outstanding.

         4. The principal terms of the Merger Agreement were approved by the Board of Directors and by the vote of 100% of the outstanding shares of Common Stock of Aspec Delaware.

         5. The percentage vote required was more than 50% of the votes entitled to be cast by holders of outstanding shares of Common Stock.

         6. Conrad J. Dell'Oca and Jeffrey D. Saper further declare under penalty of perjury under the laws of the State of Delaware that each has read the foregoing certificate and knows the contents thereof and that the same is true of their own knowledge.


         Executed in Sunnyvale, California on May 9, 1997.


                                       /s/ Conrad J. Dell'Oca
                                       -----------------------------------
                                       Conrad J. Dell'Oca, President



                                       /s/ Jeffrey D. Saper
                                       -----------------------------------
                                       Jeffrey D. Saper, Secretary